Press Release For immediate release Brandon Burke, Investor Relations Graham Galt, Media Relations 404-439-3468 404-439-3070

Invesco Reports Results for the Year and Three Months Ended December 31, 2017

Continued strong, long-term investment performance
2017 is the ninth consecutive year of positive long-term net flows
Long-term net inflows of $11.5 billion for the year, an organic growth rate of 1.7%
Record diluted EPS $2.75 for the year, an increase of 33.5%
Record adjusted diluted EPS $2.70 for the year, an increase of 21.1%

Atlanta, January 31, 2018 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the year and three months ended December 31, 2017.

“By providing strong investment performance and outcome-oriented solutions to our clients across the globe, Invesco achieved long-term net flows of $11.5 billion for 2017, marking our ninth consecutive year of positive long-term net flows,” said Martin L. Flanagan, president and CEO.  “Our focus on meeting client needs also helped us deliver positive results to shareholders - we achieved record EPS of $2.75 for the year and returned $471.6 million to shareholders.  For the year ahead, we will continue to invest in the business and work to strengthen our competitive position by:  building our comprehensive range of active, passive and alternative capabilities; advancing our ability to meet client needs; and managing our business in ways that deliver strong value to clients, shareholders and our employees.”

	2017		2016		% Change
U.S. GAAP Financial Measures
Operating revenues	$5,160.3	m	$4,734.4	m	9.0%
Operating income	$1,277.1	m	$1,176.4	m	8.6%
Operating margin	24.7%		24.8%
Net income attributable to Invesco Ltd.	$1,127.3	m	$854.2	m	32.0%
Diluted EPS	$2.75		$2.06		33.5%

Adjusted Financial Measures(1)
Net revenues	$3,754.9	m	$3,393.2	m	10.7%
Adjusted operating income	$1,480.2	m	$1,312.8	m	12.8%
Adjusted operating margin	39.4%		38.7%
Adjusted net income attributable to Invesco Ltd.	$1,105.9	m	$924.1	m	19.7%
Adjusted diluted EPS	$2.70		$2.23		21.1%

Assets Under Management
Ending AUM	$937.6	bn	$812.9	bn	15.3%
Average AUM	$875.0	bn	$788.8	bn	10.9%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 9 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures.

	Q4-17		Q3-17		Q4-17 vs. Q3-17	Q4-16		Q4-17 vs. Q4-16
U.S. GAAP Financial Measures
Operating revenues	$1,375.6	m	$1,337.7	m	2.8%	$1,194.7	m	15.1%
Operating income	$344.3	m	$355.3	m	(3.1)%	$294.2	m	17.0%
Operating margin	25.0%		26.6%			24.6%
Net income attributable to Invesco Ltd.	$408.2	m	$267.5	m	52.6%	$226.5	m	80.2%
Diluted EPS	$0.99		$0.65		52.3%	$0.55		80.0%

Adjusted Financial Measures(1)
Net revenues	$1,004.9	m	$976.6	m	2.9%	$863.8	m	16.3%
Adjusted operating income	$399.2	m	$397.4	m	0.5%	$336.0	m	18.8%
Adjusted operating margin	39.7%		40.7%			38.9%
Adjusted net income attributable to Invesco Ltd.	$299.1	m	$291.8	m	2.5%	$240.1	m	24.6%
Adjusted diluted EPS	$0.73		$0.71		2.8%	$0.59		23.7%

Assets Under Management
Ending AUM	$937.6	bn	$917.5	bn	2.2%	$812.9	bn	15.3%
Average AUM	$930.3	bn	$890.8	bn	4.4%	$809.0	bn	15.0%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 9 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at December 31, 2017, were $937.6 billion (September 30, 2017: $917.5 billion), an increase of $20.1 billion during the fourth quarter and an increase of $124.7 billion during the year. The European ETF business acquisition added $26.0 billion in AUM upon purchase. Long-term inflows were $4.4 billion and total net inflows were $2.7 billion for the fourth quarter. Long-term inflows were $11.5 billion and total net inflows were $11.3 billion for the year, as detailed below:

	Quarter			Year
Summary of net flows (in billions)	Q4-17	Q3-17	Q4-16	2017	2016
Active	$3.6	$3.9	($1.9)	$6.8	$6.9
Passive	0.8	1.3	2.0	4.7	9.6
Long-term net flows (1,2)	4.4	5.2	0.1	11.5	16.5
Non-management fee earning AUM (2)	1.6	0.9	(0.1)	3.0	(6.4)
Institutional money market	(3.3)	5.4	1.1	(3.2)	12.8
Total net flows	$2.7	$11.5	$1.1	$11.3	$22.9

Annualized long-term organic growth rate (3)	2.3%	3.0%	0.1%	1.7%	2.6%

(1)
Reinvested dividends and capital gains of $5.9 billion and $1.1 billion for the three months ended December 31, 2017 and September 30, 2017 respectively, are included in long-term inflows. For previous periods, reinvested dividends and capital gains are included in market gains and losses.

(2)
As of December 31, 2017, the company changed the presentation of long-term inflows, outflows and AUM to exclude Unit Investment Trusts (UITs) and product leverage. All periods have been reclassified to conform to the new presentation. Non-management fee earning AUM includes Invesco PowerShares QQQ, UITs and product leverage.

(3)
Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by opening long-term AUM for the period. Long-term AUM excludes institutional money market and non-management fee earning AUM.

Net market gains led to a $66.0 billion increase in AUM during 2017, compared to a $37.7 billion increase in 2016. Foreign exchange rate movements led to a $21.4 billion increase in AUM during 2017, compared to a $22.1 billion decrease in 2016. Average AUM during 2017 were $875.0 billion, compared to $788.8 billion for 2016, an increase of 10.9%.

Net market gains led to a $14.9 billion increase in AUM during the fourth quarter, compared to a $15.0 billion increase in the third quarter 2017. Foreign exchange rate movements led to a $2.5 billion increase in AUM during the fourth quarter, compared to a $6.7 billion increase in the third quarter 2017. Average AUM during the fourth quarter were $930.3 billion, compared to $890.8 billion for the third quarter 2017, an increase of 4.4%. Further analysis is included in the supplementary schedules to this release.

Operating Results - year ended December 31, 2017

This section discusses the company's full year 2017 results, as compared to 2016, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP. The results of the acquired European ETF business are included from the acquisition date of August 18, 2017.

Operating revenues increased $425.9 million (9.0%) to $5,160.3 million in 2017, from $4,734.4 million in 2016, primarily due to increased investment management fees. Investment management fees increased by $353.5 million (9.4%) to $4,126.6 million in 2017, from $3,773.1 million in 2016 due to 10.9% higher average AUM. Foreign exchange rate changes decreased operating revenues by $35.3 million compared to 2016. Performance fees increased $69.0 million (155.8%) to $113.3 million in 2017 from $44.3 million in 2016, primarily related to the performance fee generated in the third quarter by Invesco's Mortgage Recovery Fund.

Operating expenses increased $325.2 million (9.1%) to $3,883.2 million in 2017, from $3,558.0 million in 2016, primarily due to increased employee compensation and third-party distribution, service and advisory costs. Foreign exchange rate changes decreased 2017 operating expenses by $21.2 million when compared to 2016. Business optimization charges increased to $58.0 million in 2017, compared to $49.9 million in 2016. As of the end of 2017, this initiative has produced annualized run-rate expense savings of $43.8 million. These savings have helped offset acquisition and regulatory-related increases in operating expenses.

Non-operating income and expense includes equity in earnings of unconsolidated affiliates of $44.7 million in 2017 primarily from our private equity and real estate investments as well as our Chinese joint ventures. Also included in non-operating income is other income of consolidated investment products (CIP), net of $137.3 million in 2017 as compared to $79.2 million in 2016.

Other gains and losses, net was a gain of $51.5 million in 2017 compared to $22.9 million in 2016. The components and variances are included in the table below:

Summary of Other gains and losses, net (in millions)	2017	2016	Change
Investment gains/(losses)	$24.0	$3.1	$20.9
Market valuation gains/(losses) in deferred compensation plan investments	24.7	11.2	13.5
Market valuation gains/(losses) on acquisition-related contingent consideration	7.6	(7.4)	15.0
Market valuation gains/(losses) on foreign exchange hedge contracts	(21.0)	22.0	(43.0)
Foreign exchange gains/(losses) on intercompany loans	4.1	(6.0)	10.1
Foreign exchange gain related to currency held for business acquisition	12.1	—	N/A
	$51.5	$22.9	$16.5

Operating Results - fourth quarter ended December 31, 2017

This section discusses the company's fourth quarter 2017 results, as compared to the third quarter 2017, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP. The results of the acquired European ETF business are included from the acquisition date of August 18, 2017.

Operating revenues increased 2.8% to $1,375.6 million in the fourth quarter, from $1,337.7 million in the third quarter 2017. The change was primarily due to increased investment management fees. Foreign exchange rate changes increased operating revenues by $2.7 million compared to the third quarter 2017.

Investment management fees increased by $36.4 million (3.4%) to $1,098.7 million in the fourth quarter, from $1,062.3 million in the third quarter 2017, due to an increase of 4.4% in average AUM between the periods.

Service and distribution fees decreased $0.1 million (0.0%) to $217.5 million in the fourth quarter, from $217.6 million in the third quarter 2017.

Performance fees were $43.0 million in the fourth quarter, compared to $42.3 million in the third quarter 2017. Performance fees recorded in the fourth quarter arose primarily from real estate and bank loan products.

Other revenues increased by $0.9 million (5.8%) to $16.4 million in the fourth quarter, compared to $15.5 million in the third quarter 2017, primarily resulting from increased real estate transaction fees.

Operating expenses increased $48.9 million (5.0%) to $1,031.3 million in the fourth quarter, from $982.4 million in the third quarter 2017. Business optimization charges were $9.0 million in the fourth quarter, compared to $12.3 million in the third quarter. Foreign exchange rate changes increased fourth quarter operating expenses by $1.1 million when compared to the third quarter 2017.

Third-party distribution, service and advisory expenses increased by $10.5 million (2.8%) to $390.9 million in the fourth quarter, from $380.4 million in the third quarter 2017, consistent with the increase in revenues resulting from the increase in retail AUM.

Employee compensation expenses decreased by $11.2 million (2.8%) to $381.9 million in the fourth quarter, from $393.1 million in the third quarter 2017. Staff severance costs related to business optimization were $2.8 million in the fourth quarter compared to $7.6 million in the third quarter. Third quarter compensation costs also included a $5.5 million non-cash charge related to the company's U.K. defined benefit plan. The fourth quarter also includes a decrease in variable compensation costs.

Marketing expenses increased by $11.2 million (38.0%) to $40.7 million in the fourth quarter from $29.5 million in the third quarter 2017 reflecting marketing campaigns related to the acquired European ETF business, cross-border funds and normal seasonal increases in advertising, client events and other marketing costs.

Property, office and technology expenses increased $10.0 million (10.8%) to $102.8 million in the fourth quarter, from $92.8 million in the third quarter 2017 primarily related to increased outsourced administration and software costs.

General and administrative expenses increased $28.4 million (32.8%) to $115.0 million in the fourth quarter, from $86.6 million in the third quarter 2017. General and administrative expenses for the fourth quarter included $15.6 million of legal, other professional services fees and amortization related to acquisitions compared to $6.9 million in the third quarter 2017. The fourth quarter also includes increases of $9.3 million primarily related to regulatory changes and business growth initiatives, including product costs and other legal and consulting costs.  Increased costs in the fourth quarter also led to an increase of $1.7 million in irrecoverable taxes as compared to the third quarter.

Equity in earnings of unconsolidated affiliates decreased $9.3 million (72.1%) to $3.6 million in the fourth quarter from $12.9 million in the third quarter 2017 primarily due to a decrease in earnings from partnership investments. Non-operating other income and expenses in the fourth quarter also included a $44.8 million consolidated investment product (CIP) net gain comprised of market-driven gains and losses on investments held by the consolidated funds and net interest income of CIP (third quarter 2017: $31.7 million gain).

Other gains and losses, net was a gain in the fourth quarter of $23.9 million compared to a gain of $18.9 million in the third quarter. The components and variances are included in the table below:

Summary of Other gains and losses, net (in millions)	Q4-17	Q3-17	Change
Investment gains/(losses)	$12.0	$2.1	$9.9
Market valuation gains/(losses) in deferred compensation plan investments	3.7	6.1	(2.4)
Market valuation gains/(losses) on acquisition-related contingent consideration	7.4	(1.6)	9.0
Market valuation gains/(losses) on foreign exchange hedge contracts	(1.1)	(2.5)	1.4
Foreign exchange gains/(losses) on intercompany loans	1.9	2.7	(0.8)
Foreign exchange gain related to currency held for business acquisition	—	12.1	N/A
	$23.9	$18.9	$17.1

Taxation

Our effective tax rate decreased to 18.8% for the year ended December 31, 2017 and to (5.8%) for the fourth quarter (year ended December 31, 2016: 28.0%; third quarter 2017: 31.0%). The decreases reflect a 9.3% rate decrease for the year and a 33.9% rate decrease for the fourth quarter as a result of a $130.7 million tax benefit related to the revaluation of deferred tax assets and liabilities following the Tax Cuts and Jobs Act (the “2017 Tax Act”) enacted in the United States.

The inclusion of income from non-controlling interests decreased our effective tax rate 0.5% in 2017 and increased our effective tax rate by 0.2% in the fourth quarter (year ended December 31, 2016: decrease of 0.3%; third quarter 2017: decrease of 0.5%). Third quarter 2017 included a 3.5% rate increase as a result of Illinois tax regulation changes adopted in the quarter.

The impact of the 2017 Tax Act may differ from the estimate recorded this quarter due to, among other things, changes in interpretations and assumptions that company has made as well as additional regulatory guidance that may be issued.

Capital Management

As of December 31, 2017, the company's cash and cash equivalents were $2,006.4 million (September 30, 2017: $1,716.3 million; December 31, 2016: $1,328.0 million), with long-term debt of $2,075.8 million (September 30, 2017: $2,075.3 million; December 31, 2016: $2,102.4 million). The credit facility balance was zero at December 31, 2017 (zero at September 30, 2017; $28.7 million at December 31, 2016).

Dividends paid in the fourth quarter were $118.9 million bringing total 2017 full-year cash dividends to $471.6 million. Today the company is announcing a fourth-quarter cash dividend of 29.0 cents per share to holders of common shares. The dividend is payable on March 2, 2018, to shareholders of record at the close of business on February 15, 2018, with an ex-dividend date of February 14, 2018.

Due to the upcoming acquisition of Guggenheim Investments' ETF business, the company did not repurchase common shares in the open market during 2017.

Headcount

As of December 31, 2017, the company had 7,030 employees, compared to 6,994 employees as of September 30, 2017, and 6,790 at December 31, 2016.

# # #

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, January 31, 2018, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until February 14, 2018 at 5:00 p.m. ET by calling 1-866-373-1985 for U.S. and Canadian callers or 1-203-369-0261 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q4-17	Q3-17	% Change	Q4-16	% Change
Operating revenues:
Investment management fees	$1,098.7	$1,062.3	3.4%	$946.9	16.0%
Service and distribution fees	217.5	217.6	—%	209.1	4.0%
Performance fees	43.0	42.3	1.7%	17.5	145.7%
Other	16.4	15.5	5.8%	21.2	(22.6)%
Total operating revenues	1,375.6	1,337.7	2.8%	1,194.7	15.1%
Operating expenses:
Third-party distribution, service and advisory	390.9	380.4	2.8%	349.5	11.8%
Employee compensation	381.9	393.1	(2.8)%	339.0	12.7%
Marketing	40.7	29.5	38.0%	35.2	15.6%
Property, office and technology	102.8	92.8	10.8%	85.3	20.5%
General and administrative	115.0	86.6	32.8%	91.5	25.7%
Total operating expenses	1,031.3	982.4	5.0%	900.5	14.5%
Operating income	344.3	355.3	(3.1)%	294.2	17.0%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	3.6	12.9	(72.1)%	11.4	(68.4)%
Interest and dividend income	6.4	2.5	156.0%	3.5	82.9%
Interest expense	(23.6)	(23.6)	—%	(23.5)	0.4%
Other gains and losses, net	23.9	18.9	26.5%	15.6	53.2%
Other income/(expense) of CIP, net	44.8	31.7	41.3%	9.8	357.1%
Income before income taxes	399.4	397.7	0.4%	311.0	28.4%
Income tax (provision)/benefit	23.2	(123.1)	N/A	(92.9)	N/A
Net income	422.6	274.6	53.9%	218.1	93.8%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(14.4)	(7.1)	102.8%	8.4	N/A
Net income attributable to Invesco Ltd.	$408.2	$267.5	52.6%	$226.5	80.2%
Earnings per share:
---basic	$1.00	$0.65	53.8%	$0.55	81.8%
---diluted	$0.99	$0.65	52.3%	$0.55	80.0%

Average shares outstanding:
---basic	410.0	410.0	—%	408.6	0.3%
---diluted	410.6	410.5	—%	409.0	0.4%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Year ended December 31,
	2017	2016	% Change
Operating revenues:
Investment management fees	$4,126.6	$3,773.1	9.4%
Service and distribution fees	852.8	823.6	3.5%
Performance fees	113.3	44.3	155.8%
Other	67.6	93.4	(27.6)%
Total operating revenues	5,160.3	4,734.4	9.0%
Operating expenses:
Third-party distribution, service and advisory	1,486.5	1,407.2	5.6%
Employee compensation	1,537.4	1,378.8	11.5%
Marketing	123.7	114.8	7.8%
Property, office and technology	370.1	325.7	13.6%
General and administrative	365.5	331.5	10.3%
Total operating expenses	3,883.2	3,558.0	9.1%
Operating income	1,277.1	1,176.4	8.6%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	44.7	9.3	380.6%
Interest and dividend income	13.4	12.2	9.8%
Interest expense	(94.8)	(93.4)	1.5%
Other gains and losses, net	51.5	22.9	124.9%
Other income/(expense) of CIP, net	137.3	79.2	73.4%
Income before income taxes	1,429.2	1,206.6	18.4%
Income tax provision	(268.2)	(338.3)	(20.7)%
Net income	1,161.0	868.3	33.7%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(33.7)	(14.1)	139.0%
Net income attributable to Invesco Ltd.	$1,127.3	$854.2	32.0%
Earnings per share:
---basic	$2.75	$2.06	33.5%
---diluted	$2.75	$2.06	33.5%

Average shares outstanding:
---basic	409.4	414.7	(1.3)%
---diluted	409.9	415.0	(1.2)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenue to Net revenues:

	Quarter			Year
in millions	Q4-17	Q3-17	Q4-16	2017	2016
Operating revenues, U.S. GAAP basis	$1,375.6	$1,337.7	$1,194.7	$5,160.3	$4,734.4
Proportional share of revenues, net of third-party distribution, service and advisory expenses, from joint venture investments	13.5	13.1	12.6	48.7	43.7
Third party distribution, service and advisory expenses	(390.9)	(380.4)	(349.5)	(1,486.5)	(1,407.2)
CIP	6.7	6.2	6.0	32.4	22.3
Net revenues	$1,004.9	$976.6	$863.8	$3,754.9	$3,393.2

Reconciliation of Operating income to Adjusted operating income:

	Quarter			Year
in millions	Q4-17	Q3-17	Q4-16	2017	2016
Operating income, U.S. GAAP basis	$344.3	$355.3	$294.2	$1,277.1	$1,176.4
Proportional share of net operating income from joint venture investments	6.0	5.8	5.4	18.4	15.9
CIP	12.0	10.4	17.6	42.9	51.0
Business combinations	21.7	8.6	3.8	43.8	22.3
Compensation expense related to market valuation changes in deferred compensation plans	6.2	5.0	2.4	20.3	8.1
Business optimization expenses	9.0	12.3	21.0	58.0	49.9
Senior executive retirement and related costs	—	—	—	19.7	—
Vacated property lease credit	—	—	0.2	—	(3.2)
Employee benefit plan termination	—	—	(8.6)	—	(8.6)
Regulatory-related charges	—	—	—	—	1.0
Adjusted operating income	$399.2	$397.4	$336.0	$1,480.2	$1,312.8

Operating margin (1)	25.0%	26.6%	24.6%	24.7%	24.8%
Adjusted operating margin (2)	39.7%	40.7%	38.9%	39.4%	38.7%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.:

	Quarter			Year
in millions	Q4-17	Q3-17	Q4-16	2017	2016
Net income attributable to Invesco Ltd., U.S. GAAP basis	$408.2	$267.5	$226.5	$1,127.3	$854.2
CIP	(0.8)	1.3	(0.2)	(2.3)	(3.0)
Business combinations:
Changes in the fair value of contingent consideration	(7.5)	1.6	1.1	(19.7)	7.4
Foreign exchange gain related to currency held for business acquisition	—	(12.1)	—	—	—
Other-than-temporary impairment	—	—	—	—	17.8
Other business combination-related adjustments	21.7	8.6	3.8	43.8	22.3
Deferred compensation plan market valuation changes and dividend income less compensation expense	0.2	(1.3)	0.1	(7.3)	(4.0)
Business optimization expenses	9.0	12.3	21.0	58.0	49.9
Senior executive retirement and related costs	—	—	—	19.7	—
Vacated property lease credit	—	—	0.2	—	(3.2)
Employee benefit plan termination	—	—	(8.6)	—	(8.6)
Regulatory-related charges	—	—	—	—	1.0
Foreign exchange hedge	(0.9)	0.5	(6.6)	20.6	(14.2)
Taxation:
Revaluation of deferred taxes resulting from 2017 Tax Act	(130.7)	—	—	(130.7)	—
Taxation on business combinations	2.8	4.6	4.0	15.2	12.0
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	(0.1)	0.6	—	2.7	1.5
Taxation on business optimization charges	(3.1)	(3.8)	(7.0)	(19.9)	(16.2)
Taxation on senior executive retirement and related costs	—	—	—	(5.9)	—
Taxation on vacated property lease credit	—	—	—	—	0.7
Taxation on employee benefit plan termination	—	—	3.3	—	3.3
Taxation on regulatory-related charges	—	—	—	—	(1.8)
Taxation on foreign exchange hedge	0.3	(0.2)	2.5	(7.8)	5.0
Retroactive state tax adjustment	—	12.2	—	12.2	—
Adjusted net income attributable to Invesco Ltd. (3)	$299.1	$291.8	$240.1	$1,105.9	$924.1

Average shares outstanding - diluted	410.6	410.5	409.0	409.9	415.0
Diluted EPS	$0.99	$0.65	$0.55	$2.75	$2.06
Adjusted diluted EPS (4)	$0.73	$0.71	$0.59	$2.70	$2.23

____________

(1)	Operating margin is equal to operating income divided by operating revenues.

(2)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(3)	The effective tax rate on adjusted net income attributable to Invesco Ltd. is 26.7% (third quarter 2017: 27.6%; fourth quarter 2016: 27.7%; 2017: 27.0%; 2016: 26.8%).

(4)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.

Reconciliation of Operating expenses to Adjusted operating expenses:

	Quarter			Year
in millions	Q4-17	Q3-17	Q4-16	2017	2016
Operating expenses, U.S. GAAP basis	$1,031.3	$982.4	$900.5	$3,883.2	$3,558.0
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	7.5	7.3	7.2	30.3	27.8
Third party distribution, service and advisory expenses	(390.9)	(380.4)	(349.5)	(1,486.5)	(1,407.2)
CIP	(5.3)	(4.2)	(11.6)	(10.5)	(28.7)
Business combinations	(21.7)	(8.6)	(3.8)	(43.8)	(22.3)
Compensation expense related to market valuation changes in deferred compensation plans	(6.2)	(5.0)	(2.4)	(20.3)	(8.1)
Business optimization	(9.0)	(12.3)	(21.0)	(58.0)	(49.9)
Senior executive retirement and related costs	—	—	—	(19.7)	—
Vacated property lease credit	—	—	(0.2)	—	3.2
Employee benefit plan termination	—	—	8.6	—	8.6
Regulatory-related charges	—	—	—	—	(1.0)
Adjusted operating expenses	$605.7	$579.2	$527.8	$2,274.7	$2,080.4

Employee compensation, U.S. GAAP basis	$381.9	$393.1	$339.0	$1,537.4	$1,378.8
Proportional consolidation of joint ventures	4.8	5.1	5.4	18.9	19.3
Business combinations	(1.4)	(1.7)	(0.5)	(5.8)	(7.0)
Market appreciation/depreciation of deferred compensation awards	(6.2)	(5.0)	(2.4)	(20.3)	(8.1)
Business optimization	(2.8)	(7.6)	(12.2)	(30.0)	(26.4)
Senior executive retirement and related costs	—	—	—	(18.3)	—
Employee benefit plan termination	—	—	8.6	—	8.6
Adjusted employee compensation	$376.3	$383.9	$337.9	$1,481.9	$1,365.2

Marketing, U.S. GAAP basis	$40.7	$29.5	$35.2	$123.7	$114.8
Proportional consolidation of joint ventures	1.0	0.6	0.2	2.8	1.8
Business combinations	$(1.9)	$—	$—	$(1.9)	$—
Adjusted marketing	$39.8	$30.1	$35.4	$124.6	$116.6

Property, office and technology, U.S. GAAP basis	$102.8	$92.8	$85.3	$370.1	$325.7
Proportional consolidation of joint ventures	1.3	1.1	1.0	4.2	3.8
Business combinations	(2.8)	—	—	(2.8)	—
Business optimization	(0.5)	(0.2)	(1.1)	(2.7)	(1.7)
Vacated property lease credit	—	—	(0.2)	—	3.2
Adjusted property, office and technology	$100.8	$93.7	$85.0	$368.8	$331.0

General and administrative, U.S. GAAP basis	$115.0	$86.6	$91.5	$365.5	$331.5
Proportional consolidation of joint ventures	0.4	0.5	0.6	4.4	2.9
Business combinations	(15.6)	(6.9)	(3.3)	(33.3)	(15.3)
CIP	(5.3)	(4.2)	(11.6)	(10.5)	(28.7)
Business optimization	(5.7)	(4.5)	(7.7)	(25.3)	(21.8)
Senior executive retirement and related costs	—	—	—	(1.4)	—
Regulatory-related charges	—	—	—	—	(1.0)
Adjusted general and administrative	$88.8	$71.5	$69.5	$299.4	$267.6

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q4-17		Q3-17		% Change	Q4-16
Beginning Assets	$917.5		$858.3		6.9%	$820.2
Long-term inflows (a)	56.7		46.1		23.0%	45.1
Long-term outflows	(52.3)		(40.9)		27.9%	(45.0)
Long-term net flows (b)	4.4		5.2		(15.4)%	0.1
Net flows in non-management fee earning AUM (b)	1.6		0.9		77.8%	(0.1)
Net flows in institutional money market funds	(3.3)		5.4		N/A	1.1
Total net flows	2.7		11.5		(76.5)%	1.1
Market gains and losses(a)	14.9		15.0		(0.7)%	6.4
Acquisitions/dispositions, net	—		26.0		N/A	—
Foreign currency translation	2.5		6.7		(62.7)%	(14.8)
Ending Assets	$937.6		$917.5		2.2%	$812.9

Average long-term AUM	$765.9		$732.7		4.5%	$668.2
Average AUM	$930.3		$890.8		4.4%	$809.0

Gross revenue yield on AUM (c)	59.7	bps	60.7	bps		59.8	bps
Gross revenue yield on AUM before performance fees (c)	57.9	bps	58.7	bps		58.9	bps
Net revenue yield on AUM (d)	43.2	bps	43.9	bps		42.7	bps
Net revenue yield on AUM before performance fees (d)	41.3	bps	41.9	bps		41.8	bps

By active/passive: (in billions)	Total AUM	Active(g)	Passive(g)
September 30, 2017	$917.5	$727.0	$190.5
Long-term inflows(a)	56.7	40.2	16.5
Long-term outflows	(52.3)	(36.6)	(15.7)
Long-term net flows (b)	4.4	3.6	0.8
Net flows in non-management fee earning AUM (b)	1.6	—	1.6
Net flows in institutional money market funds	(3.3)	(3.3)	—
Total net flows	2.7	0.3	2.4
Market gains and losses(a)	14.9	9.0	5.9
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	2.5	2.3	0.2
December 31, 2017	$937.6	$738.6	$199.0

Average AUM	$930.3	$733.7	$196.6
Gross revenue yield on AUM (c)	59.7bps	71.6bps	16.0bps
Net revenue yield on AUM (d)	43.2bps	50.5bps	16.0bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2017	$917.5	$621.5	$296.0
Long-term inflows(a)	56.7	48.3	8.4
Long-term outflows	(52.3)	(44.7)	(7.6)
Long-term net flows (b)	4.4	3.6	0.8
Net flows in non-management fee earning AUM (b)	1.6	1.6	—
Net flows in institutional money market funds	(3.3)	(3.2)	(0.1)
Total net flows	2.7	2.0	0.7
Market gains and losses(a)	14.9	11.6	3.3
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	2.5	1.9	0.6
December 31, 2017	$937.6	$637.0	$300.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (f)	Alternatives(e)
September 30, 2017	$917.5	$416.2	$224.5	$54.2	$81.9	$140.7
Long-term inflows(a)	56.7	29.7	13.0	3.9	1.0	9.1
Long-term outflows	(52.3)	(29.2)	(12.4)	(2.5)	(1.0)	(7.2)
Long-term net flows (b)	4.4	0.5	0.6	1.4	—	1.9
Net flows in non-management fee earning AUM (b)	1.6	1.7	(0.1)	—	—	—
Net flows in institutional money market funds	(3.3)	—	—	—	(3.3)	—
Total net flows	2.7	2.2	0.5	1.4	(3.3)	1.9
Market gains and losses(a)	14.9	11.8	0.4	1.6	—	1.1
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	2.5	1.0	0.4	0.5	0.1	0.5
December 31, 2017	$937.6	$431.2	$225.8	$57.7	$78.7	$144.2

Average AUM	$930.3	$424.1	$225.6	$56.2	$82.5	$141.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2017	$917.5	$578.0	$25.8	$108.0	$120.7	$85.0
Long-term inflows(a)	56.7	27.3	1.1	3.9	19.2	5.2
Long-term outflows	(52.3)	(27.9)	(1.2)	(3.4)	(15.4)	(4.4)
Long-term net flows (b)	4.4	(0.6)	(0.1)	0.5	3.8	0.8
Net flows in non-management fee earning AUM (b)	1.6	1.6	—	—	—	—
Net flows in institutional money market funds	(3.3)	(2.2)	—	(0.2)	(0.4)	(0.5)
Total net flows	2.7	(1.2)	(0.1)	0.3	3.4	0.3
Market gains and losses(a)	14.9	8.6	1.1	1.7	1.8	1.7
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	2.5	—	—	0.9	1.2	0.4
December 31, 2017	$937.6	$585.4	$26.8	$110.9	$127.1	$87.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	December 31, 2017		December 31, 2016		% Change
Beginning Assets	$812.9		$775.6		4.8%
Long-term inflows(a)	190.3		177.8		7.0%
Long-term outflows	(178.8)		(161.3)		10.8%
Long-term net flows (b)	11.5		16.5		(30.3)%
Net flows in non-management fee earning AUM (b)	3.0		(6.4)		N/A
Net flows in institutional money market funds	(3.2)		12.8		N/A
Total net flows	11.3		22.9		(50.7)%
Market gains and losses(a)	66.0		37.7		75.1%
Acquisitions/dispositions, net	26.0		(1.2)		N/A
Foreign currency translation	21.4		(22.1)		N/A
Ending Assets	$937.6		$812.9		15.3%

Average long-term AUM	$721.5		$652.1		10.6%
Average AUM	$875.0		$788.8		10.9%

Gross revenue yield on AUM(c)	59.6	bps	60.7	bps
Gross revenue yield on AUM before performance fees(c)	58.2	bps	60.2	bps
Net revenue yield on AUM(d)	42.9	bps	43.0	bps
Net revenue yield on AUM before performance fees(d)	41.5	bps	42.4	bps

By active/passive: (in billions)	Total AUM		Active(g)		Passive(g)
December 31, 2016	$812.9		$668.5		$144.4
Long-term inflows(a)	190.3		147.4		42.9
Long-term outflows	(178.8)		(140.6)		(38.2)
Long-term net flows (b)	11.5		6.8		4.7
Net flows in non-management fee earning AUM (b)	3.0		—		3.0
Net flows in institutional money market funds	(3.2)		(3.2)		—
Total net flows	11.3		3.6		7.7
Market gains and losses(a)	66.0		45.4		20.6
Acquisitions/dispositions, net	26.0		—		26.0
Foreign currency translation	21.4		21.1		0.3
December 31, 2017	$937.6		$738.6		$199.0

Average AUM	$875.0		$705.3		$169.7
Gross revenue yield on AUM(c)	59.6	bps	70.1	bps	16.3	bps
Net revenue yield on AUM(d)	42.9	bps	49.3	bps	16.3	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2016	$812.9	$526.5	$286.4
Long-term inflows(a)	190.3	156.8	33.5
Long-term outflows	(178.8)	(144.4)	(34.4)
Long-term net flows (b)	11.5	12.4	(0.9)
Net flows in non-management fee earning AUM (b)	3.0	0.1	2.9
Net flows in institutional money market funds	(3.2)	(3.2)	—
Total net flows	11.3	9.3	2.0
Market gains and losses(a)	66.0	58.5	7.5
Acquisitions/dispositions, net	26.0	26.0	—
Foreign currency translation	21.4	16.7	4.7
December 31, 2017	$937.6	$637.0	$300.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (f)	Alternatives(e)
December 31, 2016	$812.9	$364.1	$201.7	$46.8	$78.3	$122.0
Long-term inflows (a)	190.3	87.9	47.5	13.4	4.1	37.4
Long-term outflows	(178.8)	(99.2)	(38.9)	(9.8)	(3.9)	(27.0)
Long-term net flows (b)	11.5	(11.3)	8.6	3.6	0.2	10.4
Net flows in non-management fee earning AUM (b)	3.0	0.5	2.5	—	—	—
Net flows in institutional money market funds	(3.2)	—	—	—	(3.2)	—
Total net flows	11.3	(10.8)	11.1	3.6	(3.0)	10.4
Market gains and losses (a)	66.0	56.0	5.0	3.7	0.1	1.2
Transfers/reclassifications (h)	—	—	(3.0)	—	3.0	—
Acquisitions/dispositions, net	26.0	12.2	7.8	—	—	6.0
Foreign currency translation	21.4	9.7	3.2	3.6	0.3	4.6
December 31, 2017	$937.6	$431.2	$225.8	$57.7	$78.7	$144.2

Average AUM	$875.0	$398.2	$213.0	$52.3	$78.6	$132.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2016	$812.9	$539.5	$23.1	$98.2	$72.1	$80.0
Long-term inflows(a)	190.3	95.4	4.3	16.3	51.1	23.2
Long-term outflows	(178.8)	(96.4)	(4.6)	(17.6)	(38.3)	(21.9)
Long-term net flows (b)	11.5	(1.0)	(0.3)	(1.3)	12.8	1.3
Net flows in non-management fee earning AUM (b)	3.0	3.0	—	—	—	—
Net flows in institutional money market funds	(3.2)	(0.9)	—	(1.4)	0.3	(1.2)
Total net flows	11.3	1.1	(0.3)	(2.7)	13.1	0.1
Market gains and losses(a)	66.0	44.7	2.2	7.0	7.9	4.2
Acquisitions/dispositions, net	26.0	—	—	—	26.0	—
Foreign currency translation	21.4	0.1	1.8	8.4	8.0	3.1
December 31, 2017	$937.6	$585.4	$26.8	$110.9	$127.1	$87.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(g)

(in billions)	Q4-17		Q3-17		% Change	Q4-16
Beginning Assets	$190.5		$156.6		21.6%	$143.3
Long-term inflows	16.5		9.9		66.7%	9.5
Long-term outflows	(15.7)		(8.6)		82.6%	(7.5)
Long-term net flows (b)	0.8		1.3		(38.5)%	2.0
Net flows in non-management fee earning AUM (b)	1.6		0.9		77.8%	(0.1)
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	2.4		2.2		9.1%	1.9
Market gains and losses	5.9		5.7		3.5%	(0.6)
Acquisitions/dispositions, net	—		26.0		N/A	—
Foreign currency translation	0.2		—		N/A	(0.2)
Ending Assets	$199.0		$190.5		4.5%	$144.4

Average long-term AUM	$109.9		$91.9		19.6%	$71.1
Average AUM	$196.6		$173.8		13.1%	$142.0

Gross revenue yield on AUM (c)	16.0	bps	15.9	bps		17.1	bps
Gross revenue yield on AUM before performance fees (c)	16.0	bps	15.9	bps		17.1	bps
Net revenue yield on AUM (d)	16.0	bps	15.9	bps		17.1	bps
Net revenue yield on AUM before performance fees (d)	16.0	bps	15.9	bps		17.1	bps

By channel: (in billions)	Total	Retail	Institutional
September 30, 2017	$190.5	$173.4	$17.1
Long-term inflows	16.5	16.5	—
Long-term outflows	(15.7)	(15.7)	—
Long-term net flows (b)	0.8	0.8	—
Net flows in non-management fee earning AUM (b)	1.6	1.6	—
Net flows in institutional money market funds	—	—	—
Total net flows	2.4	2.4	—
Market gains and losses	5.9	6.0	(0.1)
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	0.2	0.2	—
December 31, 2017	$199.0	$182.0	$17.0

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(e)
September 30, 2017	$190.5	$119.8	$57.4	$—	$—	$13.3
Long-term inflows	16.5	10.1	4.7	—	—	1.7
Long-term outflows	(15.7)	(9.5)	(4.3)	—	—	(1.9)
Long-term net flows (b)	0.8	0.6	0.4	—	—	(0.2)
Net flows in non-management fee earning AUM (b)	1.6	1.7	(0.1)	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.4	2.3	0.3	—	—	(0.2)
Market gains and losses	5.9	6.2	(0.5)	—	—	0.2
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	0.2	0.1	0.1	—	—	—
December 31, 2017	$199.0	$128.4	$57.3	$—	$—	$13.3

Average AUM	$196.6	$125.7	$57.5	$—	$—	$13.4

Invesco Ltd.
Quarterly Assets Under Management - Passive(g) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
September 30, 2017	$190.5	$159.8	$0.6	$—	$29.0	$1.1
Long-term inflows	16.5	8.1	0.1	—	8.3	—
Long-term outflows	(15.7)	(7.6)	—	—	(8.1)	—
Long-term net flows (b)	0.8	0.5	0.1	—	0.2	—
Net flows in non-management fee earning AUM (b)	1.6	1.6	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.4	2.1	0.1	—	0.2	—
Market gains and losses	5.9	5.4	(0.1)	—	0.6	—
Acquisitions/dispositions, net	—	—	—	—	—	—
Foreign currency translation	0.2	—	—	—	0.2	—
December 31, 2017	$199.0	$167.3	$0.6	$—	$30.0	$1.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(g)

(in billions)	December 31, 2017		December 31, 2016		% Change
Beginning Assets	$144.4		$139.1		3.8%
Long-term inflows	42.9		35.9		19.5%
Long-term outflows	(38.2)		(26.3)		45.2%
Long-term net flows (b)	4.7		9.6		(51.0)%
Net flows in non-management fee earning AUM (b)	3.0		(6.4)		N/A
Net flows in institutional money market funds	—		(0.3)		(100.0)%
Total net flows	7.7		2.9		165.5%
Market gains and losses	20.6		5.6		267.9%
Acquisitions/dispositions, net	26.0		(3.2)		N/A
Foreign currency translation	0.3		—		N/A
Ending Assets	$199.0		$144.4		37.8%

Average long-term AUM	$88.9		$65.2		36.3%
Average AUM	$169.7		$135.4		25.3%

Gross revenue yield on AUM (c)	16.3	bps	15.3	bps
Gross revenue yield on AUM before performance fees (c)	16.3	bps	15.3	bps
Net revenue yield on AUM (d)	16.3	bps	15.3	bps
Net revenue yield on AUM before performance fees (d)	16.3	bps	15.3	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2016	$144.4	$128.8	$15.6
Long-term inflows	42.9	42.9	—
Long-term outflows	(38.2)	(37.0)	(1.2)
Long-term net flows (b)	4.7	5.9	(1.2)
Net flows in non-management fee earning AUM (b)	3.0	0.1	2.9
Net flows in institutional money market funds	—	—	—
Total net flows	7.7	6.0	1.7
Market gains and losses	20.6	21.0	(0.4)
Acquisitions/dispositions, net	26.0	26.0	—
Foreign currency translation	0.3	0.2	0.1
December 31, 2017	$199.0	$182.0	$17.0

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives (e)
December 31, 2016	$144.4	$93.5	$41.7	$—	$—	$9.2
Long-term inflows	42.9	26.3	12.6	—	—	4.0
Long-term outflows	(38.2)	(25.3)	(7.3)	—	—	(5.6)
Long-term net flows (b)	4.7	1.0	5.3	—	—	(1.6)
Net flows in non-management fee earning AUM (b)	3.0	0.5	2.5	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	7.7	1.5	7.8	—	—	(1.6)
Market gains and losses	20.6	21.1	(0.1)	—	—	(0.4)
Acquisitions/dispositions, net	26.0	12.2	7.8	—	—	6.0
Foreign currency translation	0.3	0.1	0.1	—	—	0.1
December 31, 2017	$199.0	$128.4	$57.3	$—	$—	$13.3

Average AUM	$169.7	$109.8	$50.1	$—	$—	$9.8

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(g) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2016	$144.4	$139.9	$0.5	$—	$1.9	$2.1
Long-term inflows	42.9	30.2	0.3	—	12.4	—
Long-term outflows	(38.2)	(25.0)	(0.1)	—	(11.9)	(1.2)
Long-term net flows (b)	4.7	5.2	0.2	—	0.5	(1.2)
Net flows in non-management fee earning AUM (b)	3.0	3.0	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	7.7	8.2	0.2	—	0.5	(1.2)
Market gains and losses	20.6	19.2	(0.1)	—	1.4	0.1
Acquisitions/dispositions, net	26.0	—	—	—	26.0	—
Foreign currency translation	0.3	—	—	—	0.2	0.1
December 31, 2017	$199.0	$167.3	$0.6	$—	$30.0	$1.1

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Reinvested dividends and capital gains of $5.9 billion and $1.1 billion for the three months ended December 31, 2017 and September 30, 2017 respectively, are included in long-term inflows. For previous periods, reinvested dividends and capital gains are included in market gains and losses.

(b)    As of December 31, 2017, the company changed the presentation of long-term inflows, outflows and AUM to exclude Unit Investment Trusts (UITs) and product leverage. All periods have been reclassified to conform to the new presentation. Non-management fee earning AUM includes Invesco PowerShares QQQ, UITs and product leverage.
(c)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the fourth quarter for our JVs in China was $9.1 billion (third quarter 2017: $8.6 billion; fourth quarter 2016: $10.1 billion). For year-to-date AUM, our share of the average AUM in the twelve months of 2017 for our JVs in China was $8.5 billion (twelve months of 2016: $9.2 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(d)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 9 through 12 of this release for a reconciliation of operating revenues to net revenues.
(e)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(f)    Long-term AUM excludes institutional money market and non-management fee earning AUM. Ending AUM as of December 31, 2017 includes $74.0 billion in institutional money market AUM and $87.8 billion in non-management fee earning AUM (September 30, 2017: $77.1 billion and $82.7 billion, respectively; December 31, 2016: $70.9 billion and $71.3 billion, respectively).
(g)    Passive AUM includes ETFs, UITs, certain non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(h)    In January 2017 the company reclassified $3.0 billion of certain AUM previously classified in fixed income to money market.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	32%	9%	13%	32%	6%	6%
	U.S. Growth	40%	27%	36%	40%	36%	36%
	U.S. Value	53%	91%	52%	36%	55%	94%
	Sector	42%	41%	17%	16%	17%	20%
	U.K.	7%	19%	100%	2%	6%	71%
	Canadian	47%	11%	39%	47%	11%	11%
	Asian	76%	91%	92%	78%	83%	87%
	Continental European	46%	98%	99%	45%	75%	98%
	Global	56%	71%	62%	40%	83%	82%
	Global Ex U.S. and Emerging Markets	13%	25%	91%	4%	4%	10%
Other
	Alternatives	81%	79%	71%	50%	42%	49%
	Balanced	47%	49%	50%	41%	95%	89%
Fixed Income
	Money Market	99%	100%	99%	98%	97%	97%
	U.S. Fixed Income	88%	88%	86%	85%	87%	85%
	Global Fixed Income	79%	66%	68%	86%	47%	43%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 56%, 56%, and 53% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 70%, 67%, and 62% of total Invesco AUM, respectively, as of December 31, 2017. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.